UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

VIRACTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S Coast Hwy 101, Suite 210
Cardiff, California	92007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 400-8470

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Viracta Therapeutics, Inc. (the “Company”) held its 2024 annual meeting of stockholders on June 18, 2024 (the “Annual Meeting”). Of the 39,272,434 shares of the Company’s common stock outstanding as of the record date of April 22, 2024, 27,735,483 shares were represented at the Annual Meeting, either by proxy or by attending the meeting. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.

Election of Class III Directors. The following nominees were elected to serve as Class III directors, each to hold office until the Company’s 2027 annual meeting of stockholders or until his respective successor has been duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Flavia Borellini, Ph.D.	16,425,715	149,866	11,159,902
Jane Chung, R.Ph.	16,330,319	245,262	11,159,902
Ivor Royston, M.D.	16,391,241	184,340	11,159,902
Stephen Rubino, Ph.D., M.B.A.	16,330,743	244,838	11,159,902

2.

Advisory Vote to Approve the Compensation of the Named Executive Officers. The Company’s stockholders approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement. The votes were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,190,740	296,711	88,130	11,159,902

3.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,435,011	293,120	7,352	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2024

/s/ Michael Faerm
Michael Faerm
Chief Financial Officer